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Exhibit 24.4

POWER OF ATTORNEY

        KNOW ALL PEOPLE BY THESE PRESENTED, that each director of Cloud Peak Energy Inc. whose signature appears below hereby appoints Colin Marshall acting alone, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 2nd day of October, 2009.

/s/ CHRIS TONG Chris Tong

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POWER OF ATTORNEY